UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2013 (January 3, 2013)

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26507

(Address of principal executive offices)

(304) 292-2226

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 3, 2013 (the "Issue Date"), Protea Biosciences Group, Inc. (the "Company"), issued to El Coronado Holdings, LLC (the "Holder”) for an aggregate purchase price equal to $125,000 (1) a convertible promissory note (the "Note") in an aggregate principal amount equal to $125,000 (the "Principal Amount") and (2) a warrant (the "Warrant") to purchase 187,500 shares of common stock of the Company. The Note accrues simple interest at a rate of 10% per annum and is due and payable on the earlier to occur of (i) April 1, 2013, or (ii) when declared due and payable by the holder upon the occurrence of an event of default. The occurrence of any one of the following events will be deemed an event of default: (i) the failure of the Company to pay the principal balance or accrued interest on the Note when due; (ii) the consent or institution by or against the Company of bankruptcy or insolvency proceedings or the filing, or consent by the Company for the filing of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or (iii) if the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief has not been resolved in favor of the Company or the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, shall not have been vacated within 60 days. The Warrant is exercisable at an exercise price of $1.10 per share anytime after the Issue Date until the earlier of (i) a Qualified Public Offering (as more specifically defined in the Warrant) or (ii) 5:00 p.m. EST on the fifth anniversary of the Issue Date.

At the option of the Holder, each $0.50 of outstanding principal and accrued unpaid interest is convertible into one share of common stock of the Company at any time after the Issue Date.

The description of the Note and Warrant included in this Item 1.01 is qualified in its entirety by the terms and conditions of the form of the Note filed as Exhibit 10.1, and the Warrant filed as Exhibit 10.2, to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As more fully described in Item 1.01 of this Current Report on Form 8-K, the Company issued a Note to the Holder equal to the Principal Amount. The Note constitutes a short-term debt obligation arising other than in the ordinary course of business which creates a direct financial obligation on the Company. The terms of the Note set forth above are incorporated herein by this reference.

Item 3.02	Recent Sales of Unregistered Securities.

On the Issue Date, the Company issued the Note and the Warrant to the Holder. The terms of the Note and the Warrant set forth above are incorporated herein by this reference. No commissions were paid in respect of the sale of the Note and he Warrant. The Note and the Warrant were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering, in which the investor is accredited and has acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01.	Exhibits and Financial Statements

(d)	Exhibits

10.1	Form of Convertible Promissory Notes, dated January 3, 2013.

10.2	Form of Warrant to Purchase Common Stock, dated January 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2013	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer